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                    EXECUTIVE SALARY AND BONUS INCENTIVES FOR
             THE PERIOD FROM JULY 1, 1997 THROUGH DECEMBER 31, 1998

The following notes memorialize the senior executive compensation arrangements for the time period between July 1, 1997 through December 31, 1998 for:

Gary DeMello:

1.       Base salary will be set at $125,000.

2. Profit participation based on company profits annualized (prorated for the period July 1, 1997 through December 31, 1997) as follows:

                  $0                through       $2,500,000       will earn a      .25%      bonus
                  $2,500,000        through       $5,000,000       will earn a      .50%      bonus
                  $5,000,000        through       $10,000,000      will earn a      .75%      bonus
                                    above         $10,000,000      will earn a     1.00%      bonus

3. There will also be the possibility of earning a productivity bonus if a fair and equitable one can be developed. If this is not possible, then a discretionary bonus will be considered.

4. On May 1st Mr. DeMello's salary was increased to $150,000 and on January 1, 1999 his compensation will be raised to $175,000.



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Cheryl Richitt:

1.       Base salary will be set at $150,000.

2. Profit participation based on company profits annualized (prorated for the period July 1, 1997 through December 31, 1997) as follows:

                  $0                through       $2,500,000       will earn a      .25%      bonus
                  $2,500,000        through       $5,000,000       will earn a      .50%      bonus
                  $5,000,000        through       $10,000,000      will earn a      .75%      bonus
                                    above         $10,000,000      will earn a     1.00%      bonus

3. A new business development incentive bonus will be offered for calender year 1998.

         Increase or develop "new" sales, as a result of creative marketing and you will be eligible for additional earning bonuses. Some parameters that must be met before eligibility of the bonus are as follows:

         A. Core business for 1998, i.e. prior years sales must remain the same, at the very least, as 1997.

         B.       The profitability of 1998 must be at a 15% pretax percentage.

         C. We are looking for a minimum growth of 25% in new sales for 1998.

         The products that will quality for this incentive bonus are:

                  i.  Kavatrol;
                  ii. My Favorite Multiple;
                  iii.Tanning or Beauty Salon sales with the new line of
                      products in development;
                  iv. Discretionary additions.

4.       Generate $5,000,000 in new business or above prior year's base receive
         $10,000.
         Generate $7,500,000 in new business or above prior year's base receive $50,000.
         Generate $10,000,000 in new business or above prior year's base receive $100,000.


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Dennis Jolicoeur:

1.       Base salary will be set at $225,000.

2. Profit participation based on company profits annualized (prorated for the period July 1, 1997 through December 31, 1997) as follows:

                  $0                through       $2,500,000             will earn a      .25%         bonus
                  $2,500,000        through       $5,000,000             will earn a      .50%         bonus
                  $5,000,000        through       $10,000,000            will earn a      .75%         bonus
                                    above         $10,000,000            will earn a      1.00%        bonus

3.       New Business Development Incentive Bonus for 1998.

         A. Any acquisitions will earn a $10,000 bonus for each $10,000,000 in sales of the acquired company.

         B. If we conduct a successful IPO in 1998 the company will pay you a .1% bonus on proceeds net of costs.